              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our report dated January 10, 1996, incorporated by reference in Barnett Banks, Inc. Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen, LLP

Jacksonville, Florida
December 31, 1996